Exhibit 10.26

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of «Date», by and between American Shared Hospital Services, a California corporation (the “Company”), and «Indemnitee» (“Indemnitee”).

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself.

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons.

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

WHEREAS, this Agreement is a supplement to and in furtherance of the Articles of Incorporation and Amended and Restated Bylaws of the Company and any resolutions adopted pursuant thereto and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

WHEREAS, Section 317 of the California Corporation Code (“CCC”), expressly recognizes that a corporation has the power to indemnify directors, officers, employees or other agents of the corporation and “shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation”. Thus, Section 317 does not by itself limit the extent to which the Company may indemnify persons serving as its officers and directors;

WHEREAS, Section 2 of the Company’s Articles of Incorporation permits indemnification of directors and officers;

WHEREAS, Article IX of the Company’s Amended and Restated Bylaws empowers the Company to indemnify the Company’s directors to the maximum extent and in the manner permitted by the CCC;

WHEREAS, this Agreement is being entered into pursuant to the foregoing provisions of Section 317 of the CCC and the Amended and Restated Bylaws of the Company;

WHEREAS, Indemnitee does not regard the protection available under the Company’s Articles of Incorporation and Amended and Restated Bylaws and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director of the Company without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified.

NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

1. Indemnification.

(a) Third Party Proceedings. The Company shall indemnify and hold harmless Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b) Proceedings By or in the Right of the Company. The Company shall indemnify and hold harmless Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its shareholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of Indemnitee’s duty to the Company and its shareholders unless and only to the extent that the court in which such action or suit is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

(c) Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 1 or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.

(d) Witness Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her corporate status, a witness in any suit or proceeding to which Indemnitee is not a party, he shall be indemnified against all expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection therewith.

2. Advancement of Expenses; Indemnification Procedure.

(a) Advancement of Expenses. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding by Indemnitee shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement (the “Undertaking”); provided, however, that the Company shall not be required to advance expenses to Indemnitee in connection with any proceeding (or part thereof) initiated by Indemnitee unless the proceeding was authorized in advance by the Board. Any advances the Company is obligated to make hereunder, subject to the foregoing proviso, shall be paid by the Company to Indemnitee within twenty (20) days following receipt of the Undertaking. Indemnitee shall be entitled to receive interim payments of expenses pursuant to this Section 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under other provisions of this Agreement. Advances shall include any and all reasonable expenses incurred pursuing an action to enforce this right of advancement, including expense incurred preparing and forwarding statements to the Company to support the advances claimed.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three (3) business days after the date postmarked if sent by domestic certified or registered mail, properly addressed, otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c) Procedure. Any indemnification and advances provided for in Section 1 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company’s Articles of Incorporation or Amended and Restated Bylaws providing for indemnification, is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.

(d) Presumptions and Burdens of Proof. (i) It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board, any committee or subgroup of the Board, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board, any committee or subgroup of the Board, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct. In making any determination with respect to entitlement to indemnification hereunder, the court shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 2(b) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

                                                  (ii) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is in good faith reliance on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected by the Company. The provisions of this 2(d)(ii)shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

                                                (iii) The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement.

(e) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(f) Defense of Claims. The Company shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his or her counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not settle any action, claim, suit or proceeding (in whole or in part) which would impose any expense, judgment, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent, such consent not to be unreasonably withheld. Indemnitee shall not settle any action, claim, suit or proceeding (in whole or in part) which would impose any expense, judgment, fine, penalty or limitation on the Company without the Company’s prior written consent, such consent not to be unreasonably withheld.

3. Additional Indemnification Rights; Nonexclusivity.

(a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Incorporation, the Company’s Amended and Restated Bylaws or by statute. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, its Amended and Restated Bylaws, any agreement, any vote of shareholders or disinterested Directors, the CCC, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him or her in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

5.Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

6. Officer and Director Liability Insurance. The Company shall obtain and maintain a policy or policies of insurance with reputable insurance companies providing liability insurance for directors and officers of the Company in their capacities as such (and for any capacity in which any director or officer of the Company serves any other Enterprise at the request of the Company), in respect of acts or omissions occurring while serving in such capacity. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company, but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director, but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. However, the Company’s decision whether or not to adopt and maintain such insurance shall not affect in any way its obligations to indemnify its officers and directors under this Agreement or otherwise.

7. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

8. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit.

(b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous.

(c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company.

(d) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

(e) Restatement. To indemnify Indemnitee for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(f) Violation of Sarbanes-Oxley Act. To indemnify Indemnitee for payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

9. Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the “Company” shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Agreement, references to “other enterprises,” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

10. Effectiveness. This Agreement shall be deemed to be effective as of the date when this Agreement has been signed by the Indemnitee and an authorized officer or director of the Company.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

13. Attorney’s Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys, fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

14. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

15. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of California.

16. Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. All prior negotiations, agreements and understandings between the parties with respect thereto are superseded hereby. This Agreement may not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AMERICAN SHARED HOSPITAL SERVICES

By:
Title:

(address)

AGREED TO AND ACCEPTED:
INDEMNITEE

«Indemnitee»

(address)